EXHIBIT 10.13

MEMBERSHIP INTEREST ASSIGNMENT AGREEMENT

This Membership Interest Assignment Agreement (“Assignment”) is entered into this 30th day of March, 2006 (“Execution Date”), but to be effective as between the parties as of January 1, 2006 (“Effective Date”), by and between Continental Resources, Inc., an Oklahoma corporation (“Buyer”), and the Harold Hamm Revocable Inter-Vivos Trust dated April 23, 1984, Harold Hamm, Trustee; the Harold Hamm HJ Trust, Bert Mackie, Trustee; and the Harold Hamm DST Trust, Bert Mackie, Trustee (individually, the “Seller” and collectively, the “Sellers”), the record and beneficial owners of all of the issued and outstanding membership interest (the “Interests”) of Banner Pipeline Company, LLC, an Oklahoma limited liability company (the “Company”), and Harold Hamm, a lender to the Company and the Seller’s (“Lender”) with reference to the following circumstances:

A. Sellers own the Interests, which comprises all of the issued and outstanding membership interests of the Company;

B. Sellers desire to sell the Interests to Buyer and Buyer desires to purchase the Interests from Sellers; and

C. Immediately prior to the transactions contemplated by this Assignment, the Company has transferred and assigned to Banner Transportation Company, LLC (“Newco”) all of its assets and liabilities relating to the gas gathering system under construction in Richland County, Montana (“Gathering Assets”), leaving Company with only the assets and liabilities related to its crude oil marketing business.

In consideration of the premises and the mutual promises contained herein, the parties agree as follows:

1. Assignment and Loan Repayment. As of the Effective Date, Sellers hereby assign and transfer to Buyer, in exchange for the aggregate payment of $5,272,513.94 (the “Purchase Price”), receipt of which is hereby acknowledged, all of Sellers’ right, title and interest in the Interests. The Purchase Price is calculated as follows:

•	the total members capital of the Company as of the Effective Date ($10,483,658.60),

•	less the distribution of the Gathering Assets, ($4,043,905.01),

•	less the amount due from Newco (on behalf of Sellers) to Company for Gathering Assets costs incurred by the Company between the Effective Date and the Execution Date ($1,167,239.65).

•	Net Purchase Price; $5,272,513.94

The amount of the Purchase Price for each Seller shall be equal to a percentage of the Purchase Price equal to their Percentage ownership of the Company as set forth on the signature page. Each Seller hereby authorizes the Buyer to pay the Purchase Price to Lender to reimburse him for prior advances made to each Seller to fund the Sellers’ capital contributions (or a portion thereof). In addition, Buyer shall, on behalf of the Company, simultaneously pay to Lender $3,500,000, plus any accrued interest ($50,054.79), representing the amount of a loan from

Lender to the Company and Lender hereby acknowledges receipt of such amount and agrees that the Company shall have no further liability with respect to such loan.

Total proceeds paid to Lender and Sellers are equal to the Purchase Price ($5,272,513.94) plus loan proceeds ($3,550, 054.79) or $8,822,568.73.

2. Representations and Warranties of Sellers. Each Seller hereby represents and warrants to Buyer that:

2.1 No Violation or Conflict by Seller; Consents. The execution, delivery and performance of this Assignment do not and will not (a) conflict with or violate any law, judgment, order or decree binding on such Seller or (b) constitute a violation or breach of any contract or agreement to which such Seller is a party or by which it is bound. No notice to, filing or registration with, or authorization, consent or approval of, any person is necessary or is required to be made or obtained by such Seller in connection with the execution, delivery and performance by such Seller of this Assignment.

2.2 Title to Interests. Seller owns of record and beneficially good, valid and marketable title to the Interests set forth opposite its name on the signature page, and Buyer will have title to the Interests free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, good and valid title to the Interests, free and clear of all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions.

2.3 Organization and Authority of the Company. The Company is duly organized, validly existing and in good standing under the laws of the State of Oklahoma. The Company has full power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. The Company is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a material adverse effect.

2.4 Capitalization. The Interests represents all of the issued and outstanding membership interests of the Company and were not issued in violation of any preemptive or other right. There are no options, warrants or other rights to subscribe for or purchase any membership interest of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any membership interest of the Company, nor is the Company or any Seller committed to issue any such option, warrant or other right.

2.5 No Violation or Conflict by the Company; Consents. The execution, delivery and performance of this Assignment do not and will not (a) conflict with or violate any law, judgment, order or decree binding on the Company or the Articles of Organization or Operating Agreement of the Company or (b) constitute a violation or breach of any contract, or result in any party having the right to cancel, terminate, modify or exercise any option under any of the contracts to which the Company is a party or otherwise bound. No notice to, filing or registration with, or authorization, consent or approval of, any person is necessary or is required to be made or obtained by the Company in connection with the consummation of the transactions contemplated in this Assignment.

2.6 Marketing Activities. The Company has, prior to the Effective Date, purchased crude oil from the Buyer and resold it to unrelated third parties.

3. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers that:

3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has full power to enter into this Assignment and to perform its obligations hereunder.

3.2 Authorization. The execution, delivery and performance by Buyer of this Assignment, and of all of the documents and instruments required hereby from Buyer, are within the power of Buyer and have been duly authorized by all necessary action of Buyer.

3.3 No Violation or Conflict by Buyer. The execution, delivery and performance of this Assignment by Buyer do not and will not (a) conflict with or violate any law, judgment, order or decree binding on Buyer or the Certificate of Incorporation or Bylaws of Buyer or (b) constitute a violation or breach of any contract or agreement to which Buyer is a party or by which it is bound. No notice to, filing or registration with, or authorization, consent or approval of, any person is necessary or is required to be made or obtained by Buyer in connection with the execution and delivery and performance by Buyer of this Assignment.

4. Indemnities And Additional Covenants

4.1 Sellers’ Indemnity.

(a) Each Seller hereby, jointly and severably, indemnifies and holds Buyer, the Company and their respective affiliates (collectively, the “Indemnified Parties”) harmless from and against, and agrees to defend promptly the Indemnified Parties from and reimburse the Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, any tax cost or reduction in any loss (as computed for tax purposes) and reasonable attorneys’ fees and other legal costs and expenses (hereinafter referred to collectively as “Losses”), that any Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by such Seller in this Assignment; and (ii) claims by third parties (including governmental authorities) relating to any and all liabilities, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise, related to the operation and ownership of the Company prior to the Effective Date and not reflected on the Pro Forma Balance Sheet, including, without limitation, any Loss resulting from the transfer of the Gathering Assets.

(b) The amounts for which Sellers shall be liable under Section 4.1(a) shall be net of any insurance proceeds received by any Indemnified Party in connection with the facts giving rise to the right of indemnification.

(c) In the event a claim against any Indemnified Party arises that is covered by the indemnity provisions of Section 4.1(a), notice shall be given promptly by such Indemnified Party to Seller; provided, however, that the failure to give notice as required by this Section 4.1(c) shall not result in a waiver of any right to indemnification hereunder except to the extent that Sellers’ ability to defend against the event with respect to which indemnification is sought is materially adversely affected by the failure of the Indemnified Party to give such notice promptly. Provided that one or more Sellers admits in writing to the party seeking indemnification that such claim is covered by the indemnity provisions of Section 4.1(a) hereof, such Seller(s) shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless the party seeking indemnification agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of such Seller(s); provided, however, that Sellers shall not be entitled to assume the defense of any such claim if such claim (i) involves any governmental authority, (ii) seeks injunctive relief, (iii) involves a class action, (iv) involves allegations of criminal activities or (v) involves allegations of violations of The Racketeer Influenced and Corrupt Organizations Act of 1970, as amended (“RICO”), any domestic or foreign federal or state securities laws or regulations or any domestic or foreign federal or state antitrust laws; and provided, further, however, that Sellers may not effect any settlement that could result in any cost, expense or liability to, or have any adverse effect upon, any Indemnified Party unless such party consents in writing to such settlement and Sellers agree to indemnify such party therefor. The party seeking indemnification may select counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of such party. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

4.2 Buyer’s Indemnity.

(a) Buyer hereby indemnifies and holds Sellers harmless from and against, and agrees to defend promptly Sellers from and reimburse Sellers for, any and all Losses that Sellers may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Buyer in this Assignment; and (ii) claims by third parties (including governmental authorities) against Sellers relating to the operation and ownership of the Company by Buyer from and after the Effective Date.

(b) The amounts for which Buyer shall be liable under Section 4.2(a) shall be net of any insurance proceeds received by Sellers in connection with the facts giving rise to the right of indemnification.

(c) In the event a claim against any Seller arises that is covered by the indemnity provisions of Section 4.2(a), notice shall be given promptly by such Seller to Buyer; provided, however, that the failure to give notice as required by this Section 4.2(c) shall not result in a waiver of any right to indemnification hereunder except to the extent that Buyer’s ability to defend against the event with respect to which indemnification is sought is materially adversely affected by the failure of Seller to give such notice promptly. Provided that Buyer admits in writing to Sellers that such claim is covered by the indemnity provisions of Section 4.2(a) hereof, Buyer shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless one or more Sellers agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Buyer; provided, however, that Buyer shall not be entitled to assume the defense of any such claim if such claim (i) involves any governmental authority, (ii) seeks injunctive relief, (iii) involves a class action, (iv) involves allegations of criminal activities or (v) involves allegations of violations of RICO, any domestic or foreign federal or state securities laws or regulations or any domestic or foreign federal or state antitrust laws; and provided, further, however, that Buyer may not effect any settlement that could result in any cost, expense or liability to, or have any adverse effect upon, any Seller unless such Seller consents in writing to such settlement and Buyer agrees to indemnify such Seller therefor. Sellers may select one counsel to participate in any defense, in which event Sellers’ counsel shall be at the sole cost and expense of Sellers. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

4.3 Cooperation With Respect to Tax Matters. Sellers agree to cooperate with Buyer, and Buyer agrees to cooperate with Sellers, to the extent necessary in connection with the filing, pursuant to any provision of the Internal Revenue Code or regulations thereunder, of any information return or other document relating to Buyer’s acquisition of the Company and any final tax returns of Company for periods prior to the Effective Date. In addition, Sellers agree to cooperate with Buyer and the Company in connection with any examination, administrative or judicial proceeding, or deficiency or refund claim or litigation relating to any taxes or tax returns of the Company for any period ending on or before or including the Effective Date.

4.4 Records. Buyer shall cause the Company to preserve and keep, free of charge, all original books, papers and records of the Company that are in the possession of the Company at the Effective Date in accordance with Buyer’s corporate document retention policy. Buyer agrees to permit any Seller and its attorneys, accountants, agents and designees access to such books, papers and records from and after the Execution Date for all reasonable purposes. Any such examination shall be at the expense of such Seller, shall be performed at the place where such books, papers and records are regularly maintained and shall not interfere unreasonably with Buyer’s or the Company’s normal business activities.

4.5 Litigation Support. In the event and for so long as Buyer, the Company or any Seller are actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transactions contemplated by this Assignment, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving the Company, each of the other parties will cooperate with it and its counsel in the contest or defense, make available their personnel and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (subject to the indemnification provisions of this Article 4).

4.6 Further Assurances. In case at any time after the Execution Date any further action is necessary or desirable to carry out the purposes of this Assignment, each of the parties to this Assignment will take, without additional consideration, such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request.

5. Miscellaneous.

5.1 Entire Assignment; Amendment. This Assignment constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Assignment shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Assignment shall be deemed or shall constitute a waiver of any other provision of this Assignment, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

5.2 Notices. All communications, notices and disclosures required or permitted by this Assignment shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or when received by registered or certified United States mail, postage prepaid, return receipt requested, or when received via telecopy or other electronic transmission, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 5.2:

If to Buyer:	Continental Resources, Inc. 302 North Independence Enid, OK 73702

Attention: Mark Monroe Facsimile: (580) 242-4703

If to any Seller:	Bert Mackie c/o Stan Brownlee P.O. Box 1032 Enid, OK 73702 Facsimile: 580-242-4703

5.3 Counterparts. This Assignment may be executed in several counterparts and with facsimile signatures, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Assignment.

5.4 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Assignment were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

5.5 Severability. If any term or other provision of this Assignment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(Signatures follow.)

Executed as of the Execution Date.

“BUYER” CONTINENTAL RESOURCES, INC.

By:	/s/ Mark E. Monroe
Mark E. Monroe President and Chief Operating Officer

“SELLERS” HAROLD HAMM REVOCABLE INTER-VIVOS TRUST

By:	/s/ Harold Hamm
Harold Hamm, Trustee
Percentage Ownership: 2%

HAROLD HAMM HJ TRUST

By:	/s/ Bert Mackie
Bert Mackie, Trustee
Percentage Ownership: 49%

HAROLD HAMM DST TRUST

By:	/s/ Bert Mackie
Bert Mackie, Trustee
Percentage Ownership: 49%

“LENDER”

/s/ Harold Hamm
Harold Hamm